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                                                                    Exhibit 23.3

[NSA LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------

As independent petroleum engineers and geologists, we consent to the references to our firm, to our estimates of reserves and value of reserves and to our reports on reserves and the incorporation of our first amendment to the reports on reserves for the years ended 2001, 2002, and 2003 included in the W & T Offshore, Inc. Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about July 28, 2004 and any other amendments to the W & T Offshore, Inc. Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 3, 2004, and related prospectus of W & T Offshore, Inc. for the registration of securities.

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.

                                      By: /s/ C.H. (Scott) Rees III
                                         ----------------------------------
                                          President and Chief Operating Officer

Dallas, Texas
July 27, 2004